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                                                                    EXHIBIT 99.1

                        FINANCIAL INDUSTRIES CORPORATION

                                      PROXY

             Proxy Solicited on Behalf of the Board of Directors of Financial Industries Corporation for a Special Meeting
                of Shareholders to be held on ___________, 2001.

         The undersigned Shareholder of Financial Industries Corporation, a Texas corporation, hereby appoints Roy F. Mitte and James M. Grace, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of common stock, par value $0.20 per share, of Financial Industries Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ___________, 2001, and any adjournments thereof:

1. Proposal to approve the issuance of shares of Financial Industries Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of January 17, 2001, by and among Financial Industries Corporation, InterContinental Life Corporation, a Texas corporation, and ILCO Acquisition Company, a Texas corporation and a wholly-owned subsidiary of Financial Industries Corporation, pursuant to which, among other things, (i) ILCO Acquisition Company will be merged with and into InterContinental Life Corporation, with InterContinental Life Corporation surviving the merger as a wholly-owned subsidiary of Financial Industries Corporation, (ii) each share of InterContinental Life Corporation's common stock, $0.22 par value per share, issued (and not cancelled or retired) immediately prior to the effective time of the merger will be converted into the right to receive 1.1 shares of the common stock, $0.20 par value per share, of Financial Industries Corporation, other than fractional shares which will be paid in cash and shares held directly by Financial Industries Corporation or InterContinental Life Corporation, which will be cancelled without additional consideration, and (iii) each option to purchase shares of the common stock of InterContinental Life Corporation outstanding immediately prior to the merger will be assumed by Financial Industries Corporation and thereafter be deemed to be an option to purchase shares of Financial Industries Corporation common stock in such amount and at such exercise price as is set forth in the merger agreement.

         FOR      [ ]         AGAINST  [ ]     ABSTAIN  [ ]

2. Proposal to approve an amendment to Financial Industries Corporation's Articles of Incorporation, as amended, to increase its number of authorized shares of common stock from 10,000,000 to 25,000,000.

         FOR      [ ]         AGAINST  [ ]     ABSTAIN  [ ]

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3. In the discretion of the proxy holders, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be dated and signed on the other side)


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         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF FINANCIAL
INDUSTRIES CORPORATION VOTE FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF FINANCIAL INDUSTRIES CORPORATION COMMON STOCK IN THE MERGER DESCRIBED IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF FINANCIAL INDUSTRIES CORPORATION DESCRIBED IN PROPOSAL 2.

         THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE PROPOSALS SPECIFIED IN PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS VOTED "AGAINST" ANY PROPOSAL, SUCH DISCRETIONARY AUTHORITY WILL NOT BE USED TO VOTE THIS PROXY FOR THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING OF SHAREHOLDERS TO PERMIT FURTHER SOLICITATION OF PROXIES. THE BOARD OF DIRECTORS OF FINANCIAL INDUSTRIES CORPORATION IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE SPECIAL MEETING OF SHAREHOLDERS OTHER THAN THE MATTERS SET FORTH HEREIN.



                                            NOTE: Please sign exactly as name
                                            appears hereon. Joint owners should
                                            each sign. When signing as a
                                            fiduciary or in a representative
                                            capacity, please give full title as
                                            such.



                                            Dated:                       , 2001
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                                                          (Signature)


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                                                          (Signature)


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